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                                                                    Exhibit 23.2
                                                                    ------------
                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Trustees
The Rouse Company Incentive Compensation Statutory Trust and
The Board of Directors
The Rouse Company


     We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707
and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and
333-32277) and Form S-4 (File No. 333-01693) of our report dated February 22, 2001, relating to the combined consolidated balance sheets of Real Estate Ventures owned by The Rouse Company Incentive Compensation Statutory Trust and The Rouse Company as of December 31, 2000 and 1999 and the related combined consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2000 and related schedules, which report appears in the December 31, 2000 Annual Report on Form 10-K of The Rouse Company.


                                 KPMG LLP

Baltimore Maryland
March 30, 2001